UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 6, 2013
 _________________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

 _________________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 720-0477

Not Applicable
________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 6, 2013, ServiceNow, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (“Annual Meeting”) and the following proposals were adopted by the votes indicated:

1.Election of three Class I directors, Paul V. Barber, Ronald E.F. Codd and Frank Slootman, to serve a three year term, which will expire at the 2016 Annual Meeting of Stockholders, or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Paul V. Barber	109,096,610	3,455,943	14,420,519
Ronald E.F. Codd	112,221,295	331,258	14,420,519
Frank Slootman	111,842,315	710,238	14,420,519

2.Re-approval of the 2012 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
82,610,761	29,919,512	22,271	14,420,519

3.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013:

Shares For	Shares Against	Shares Abstaining
126,962,728	0	10,344

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli Chief Financial Officer

 Date: June 11, 2013